EXHIBIT 21.  LIST OF SUBSIDIARIES

Subsidiary                                           Place of Organization
----------                                           ---------------------
MKS International, Inc. ...........................  Massachusetts

MKS Instruments Deutschland GmbH ..................  Germany

MKS Instruments France S.A. .......................  France

MKS Instruments Canada Ltd. .......................  Canada

MKS Instruments, U.K. Limited .....................  United Kingdom

MKS East, Inc. ....................................  Massachusetts

MKS Japan, Inc. ...................................  Japan

MKS Korea Co., Ltd. ...............................  Korea

MKS FSC, Inc. .....................................  Barbados

D.I.P., Inc. ......................................  Ohio

MKS MCS, Inc. .....................................  Massachusetts

Compact Instrument Technology, LLC ................  Massachusetts

Spectra International, LLC ........................  California

Telvac Engineering Limited ........................  United Kingdom